Exhibit 10.9

Panolam Holdings Co.

2005 Equity Incentive Plan

EMPLOYEE NON STATUTORY STOCK OPTION AGREEMENT

REFERENCE NUMBER:

SECTION 1.                            GRANT OF OPTION.

(a)                                  Option. On the terms and conditions set forth in this Agreement and each Notice of Stock Option Grant referencing this Agreement (the “Notice”), the Company grants to the Optionee on the Date of Grant an option to purchase at the Exercise Price a number of Shares, all as set forth in the Notice. Each such Notice, together with this referenced Agreement, shall be a separate option governed by the terms of this Agreement. This option is intended to be a Nonstatutory Option, as provided in the Notice.

(b)                                 Equity Incentive Plan and Defined Terms. This option is granted under and subject to the terms of the Plan, which is incorporated herein by this reference. Capitalized terms are defined in Section 13 of this Agreement.

(c)                                  Duration of this Agreement. This Agreement shall apply both to this option and to the Shares acquired upon the exercise of such Option until the Company shall no longer have Right of First Offer with respect to any Shares acquired (or that may be acquired) by exercising this Option.

SECTION 2.                            RIGHT TO EXERCISE.

Subject to the conditions set forth in this Agreement, all or part of this option may be exercised prior to its expiration at the time or times set forth in the Notice.

SECTION 3.                            NO TRANSFER OR ASSIGNMENT OF OPTION.

Except as otherwise provided in this Agreement, this option and the rights and privileges conferred hereby shall not be sold, pledged or otherwise transferred (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment, levy or similar process.

SECTION 4.                            EXERCISE PROCEDURES.

(a)                                  Notice of Exercise. The Optionee or the Optionee’s representative may exercise this option by giving written notice to the Company specifying the election to exercise this option, the number of Shares for which it is being exercised and the form of payment. Exhibit A is an example of a “Notice of Exercise”. The Notice of Exercise shall be signed by the person exercising this option. In the event that this option is being exercised by the Optionee’s representative, the notice shall be accompanied by proof (satisfactory to the Company) of the representative’s right to exercise this option. The Optionee or the Optionee’s representative shall deliver to the Company, at the time of giving the notice, payment in a form permissible under Section 5 for the full amount of the Purchase Price.

(b)                                 Issuance of Shares. After receiving a proper notice of exercise, the Company shall cause to be issued a certificate or certificates for the Shares as to which this option has been exercised, registered in the name of the person exercising this option (or in the names of such person and his or her spouse as community property or as joint tenants with right of survivorship). The Company shall either cause such certificate or certificates to be deposited in escrow or delivered to or upon the order of the person exercising this option.

(c)                                  Escrow. If Shares will be deposited in escrow, the Optionee shall deliver to the Company, together with the Notice of Exercise and Purchase Price, a duly-executed blank Stock Power (in the form attached hereto as Exhibit B). All regular cash dividends paid on Shares held in escrow shall be paid directly to the Optionee and shall not be held in escrow. Shares together with any other assets or securities held in escrow hereunder, shall be surrendered to the Company for repurchase and cancellation upon the Company’s exercise of its Right of First Offer. In any event, all Shares which have vested (and any other vested assets and securities attributable thereto) shall be released within sixty (60) days upon the later of (i) the date the Optionee’s Service terminates or (ii) the lapse of the Right of First Offer.

(d)                                 Withholding Requirements. The Company may withhold any tax (or other governmental obligation) as a result of the exercise of this option as a condition to the exercise of this option, and the Optionee shall make arrangements satisfactory to the Company to enable it to satisfy all such withholding requirements.

SECTION 5.                            PAYMENT FOR SHARES.

(a)                                  Cash or Check. All or part of the Purchase Price may be paid in cash or by check.

(b)                                 Other Methods of Payment for Shares. At the sole discretion of the Board of Directors, all or any part of the Purchase Price and any applicable withholding requirements may be paid by any other method permissible under the terms of the Plan. The Company shall notify the Optionee if and when it shall make such other payment method available to the Optionee.

SECTION 6.                            TERM AND EXPIRATION.

(a)                                  Basic Term. Subject to earlier termination in accordance with subsection (b) below, this option shall expire on the expiration date set forth in the Notice.

(b)                                 Termination of Service. If the Optionee’s Service terminates for any reason, then this option shall expire on the earliest of the following occasions:

(i)                                     The expiration date determined pursuant to Subsection (a) above;

(ii)                                  The date three (3) months after the termination of the Optionee’s Service for any reason other than Cause, death or Disability (or such later date as the Board of Directors may determine);

(iii)                               The date six (6) months after the termination of the Optionee’s Service by reason of Disability (or such later date as the Board of Directors may determine) or retirement pursuant to any then current formal retirement policy of the Company;

(iv)                              The date twelve (12) months after the Optionee’s death; or

(v)                                 The date of termination of the Optionee’s Service if such termination is for Cause or if Cause exists on such date.

The Optionee (or in the case of the Optionee’s death or Disability, the Optionee’s representative) may exercise all or part of this option at any time before its expiration under the preceding sentence, but only to the extent that this option had become exercisable for vested Shares on or before the date the Optionee’s Service terminates. When the Optionee’s Service terminates, this option shall expire immediately with respect to the number of Shares for which this option is not yet vested. The Company shall also have the right not to deliver Shares upon the exercise of this option if, after the exercise of this option, the Optionee’s Service is terminated for Cause or it is determined that Cause existed on such date.

(c)                                  Leaves of Absence. For any purpose under this Agreement, Service shall be deemed to continue while the Optionee is on a bona fide leave of absence, if such leave was approved by the Company in writing or if continued crediting of Service for such purpose is expressly required by the terms of such leave or by applicable law (as determined by the Company).

SECTION 7.                            RIGHT OF FIRST OFFER.

(a)                                  Right of First Offer. Shares that have been acquired upon the exercise of this option shall in any event be subject to a Right of First Offer. In the event that the Optionee wishes to sell or otherwise dispose of any or all of such Shares or any interest therein (other than a Permitted Transfer) or receives a bona fide offer to purchase or otherwise acquire such Shares from any third party, such Right of First Offer would apply.

(b)                                 Right of First Offer Notice. If the Optionee desires to transfer Shares, the Optionee shall provide the Company with a Right of First Offer notice (“ROFO Notice”) describing fully the proposed transfer, including the number of Shares proposed to be transferred, the proposed transfer price, the name and address of the proposed Transferee (if any) and proof satisfactory to the Company that the proposed sale or transfer will not violate any applicable federal or state securities laws. A sample ROFO Notice is attached hereto as Exhibit C. The ROFO Notice shall be signed both by the Optionee and in the case of an offer made by a third-party by the proposed Transferee as well. The Company shall have the right to purchase all, and not less than all, of the Shares that are the subject of the ROFO Notice on the terms of the proposal described in such notice (subject, however, to any change in such terms permitted under Subsection (c) below) by delivery of a Notice of Exercise of the Right of First Offer within thirty (30) days after the date when the ROFO Notice was received by the Company. A sample Notice of Exercise of the Right of First Offer is attached hereto as Exhibit D.

(c)                                  Lapse of Right of First Offer. If the Company fails to exercise its Right of First Offer within thirty (30) days after receipt of the ROFO Notice, the Optionee may, not later than ninety (90) days following the Company’s receipt of the ROFO Notice, conclude the transfer of the Shares subject to the ROFO Notice on the terms and conditions described in such notice, provided that any such sale is made in compliance with applicable federal and state securities laws and not in violation of any other contractual restrictions to which the Optionee is bound. Any proposed transfer on terms and conditions different from those described in the ROFO Notice, as well as any subsequent proposed transfer by the Optionee, shall again be subject to the Right of First Offer and shall require compliance with the procedure described in Subsection (b) above. If the Company exercises its Right of First Offer, the parties shall consummate the sale of the Shares on the terms set forth in the ROFO Notice within sixty (60) days after the date when the Company received the ROFO Notice (or within such longer period as may have been specified in the ROFO Notice); provided, however, that in the event the ROFO Notice provided that payment for the Shares was to be made in a form other than cash or cash equivalents paid at the time of transfer, the Company shall have the option of paying for the Shares with cash or cash equivalents equal to the present value of the consideration described in the ROFO Notice.

(d)                                 Termination of Rights as Stockholder. If the Company makes available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Shares to be purchased in accordance with this Section 7, then after such time the person from whom such Shares are to be purchased shall no longer have any rights as a holder of such Shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such Shares shall be deemed to have been purchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Agreement.

(e)                                  Additional Shares or Substituted Securities. In the event of the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities or other property (including money paid other than as an ordinary cash dividend) which are by reason of such transaction distributed with respect to any Shares subject to this Section 7 or into which such Shares thereby become convertible shall immediately be subject to this Section 7.

SECTION 8.                            LEGALITY OF INITIAL ISSUANCE.

No Shares shall be issued upon the exercise of this option unless and until the Company has determined that:

(a)                                  The Company and the Optionee have taken any actions required to register the Shares under the Securities Act or to perfect an exemption from the registration requirements thereof;

(b)                                 Any applicable listing requirement of any stock exchange or other securities market on which Stock is listed has been satisfied; and

(c)                                  Any other applicable provision of state or federal law has been satisfied.

SECTION 9.                            REGISTRATION RIGHTS.

The Company may, but shall not be obligated to, register or qualify the sale of Shares under the Securities Act or any other applicable law. The Company shall not be obligated to take any affirmative action in order to cause the sale of Shares under this Agreement to comply with any law.

SECTION 10.                     RESTRICTIONS ON TRANSFER.

(a)                                  Permitted Transfers. Section 7(a) shall not apply to any of the following “Permitted Transfers”: (i) a transfer by beneficiary designation, will or intestate succession or (ii) a transfer to the Optionee’s spouse, children or grandchildren (or their issue) or to a trust established by the Optionee for the benefit of the Optionee or the Optionee’s spouse, children or grandchildren (or their issue), provided in either case that the Transferee agrees in writing on a form prescribed by the Company to be bound by all provisions of this Agreement and the Option is intended to be a Nonstatutory Option. If the Optionee transfers any Shares acquired under this Agreement, either under this Subsection or after the Company has failed to exercise the Right of First Offer, then such rights shall be applicable to the Transferee to the same extent as to the Optionee.

(b)                                 Securities Law Restrictions. Regardless of whether the offering and sale of Shares under the Plan have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act or the securities laws of any state or any other law.

(c)                                  Market Stand-Off. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company’s Initial Public Offering, the Optionee shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Shares acquired under this Agreement without the prior written consent of the Company or its underwriters. Such restriction (the “Market Stand-Off”) shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriters. In no event, however, shall such period exceed one hundred eighty (180) days. The Market Stand-Off shall in any event terminate two (2) years after the date of the Company’s Initial Public Offering. In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to the Market Stand-Off. In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Shares acquired under this Agreement until the end of the applicable stand-off period. The Company’s underwriters shall be beneficiaries of the agreement set forth in this Subsection (c). This Subsection (c) shall not apply to Shares registered in the public offering under the Securities Act, and the Optionee shall be subject to this Subsection (c) only if the directors and officers of the Company are subject to similar arrangements.

(d)                                 Optionee Undertaking. The Optionee agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable to carry out or effect one or more of the obligations or restrictions imposed on either the Optionee or upon the Restricted Shares pursuant to the provisions of this Agreement.

(e)                                  Investment Intent. The Optionee represents and agrees that as of the Date of Grant, the Shares to be acquired upon exercising this option will be acquired for investment, and not with a view to the sale or distribution thereof. If the sale of Shares under the Plan is not registered under the Securities Act but an exemption is available which requires an investment representation or other representation, the Optionee shall represent and agree at the time of exercise that the Shares being acquired upon exercising this option are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

(f)                                    Legends. All certificates evidencing Shares purchased under this Agreement shall bear the following legends:

“The shares represented hereby may not be sold, assigned, transferred, encumbered or in any manner disposed of, except in compliance with the terms of a written agreement between the Company and the registered holder of the shares (or the predecessor in interest to the shares). Such agreement grants to the Company certain rights of first offer upon an attempted transfer of the shares. The Secretary of the Company will upon written request furnish a copy of such agreement to the holder hereof without charge.”

“The shares represented hereby have not been registered under the Securities Act of 1933, as amended, and may not be sold, pledged, or otherwise transferred without an effective registration thereof under such act or an opinion of counsel, satisfactory to the Company and its counsel, that such registration is not required.”

(g)                                 Removal of Legends. If, in the opinion of the Company, any legend placed on a stock certificate representing Shares sold under this Agreement is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but without such legend.

(h)                                 Administration. Any determination by the Company in connection with any of the matters set forth in this Section 10 shall be conclusive and binding on the Optionee and all other persons.

SECTION 11.                     ADJUSTMENT OF SHARES.

In the event of a subdivision of the outstanding Shares, a declaration of a dividend payable in Shares, a declaration of an extraordinary dividend payable in a form other than Shares in an amount that has a material effect on the Fair Market Value of the Shares, a combination or consolidation of the outstanding Shares into a lesser number of Shares, a recapitalization, a spin-off, a reclassification or a similar occurrence, the terms of this option (including, without limitation, the number and kind of Shares subject to this option and the Exercise Price) shall be adjusted as set forth in Section 13(a) of the Plan. In the event that the Company is a party to a merger or consolidation, this option shall be subject to the agreement of merger or consolidation, as provided in Section 13(b) of the Plan.

SECTION 12.                     MISCELLANEOUS PROVISIONS.

(a)                                  Rights as a Stockholder. Neither the Optionee nor the Optionee’s representative shall have any rights as a stockholder with respect to any Shares subject to this option until the Optionee or the Optionee’s representative becomes entitled to receive such Shares by (i) filing a notice of exercise, and (ii) paying the Purchase Price as provided in this Agreement.

(b)                                 No Retention Rights. Nothing in this option or in the Plan shall confer upon the Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Optionee) or of the Optionee, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

(c)                                  Notification. Any notification required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. A notice shall be addressed to the Company at its principal executive office and to the Optionee at the address that he or she most recently provided to the Company.

(d)                                 Entire Agreement. The Notice, this Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

(e)                                  Waiver. The failure of the Company in any instance to exercise the Right of First Offer shall not constitute a waiver of any other repurchase rights and/or rights of first offer that may subsequently arise under the provisions of this Agreement or any other agreement between the Company and the Optionee. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

(f)                                    Assignment. The Company may assign the Right of First Offer to any person or entity selected by the Board of Directors, including, without limitation, one or more stockholders of the Company.

(g)                                 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Optionee, the Optionee’s assigns and the legal representatives, heirs and legatees of the Optionee’s estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to be join herein and be bound by the terms hereof.

(h)                                 Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State.

SECTION 13.                     DEFINITIONS.

(a)                                  “Agreement” shall mean this Stock Option Agreement.

(b)                                 “Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time or, if a Committee has been appointed, such Committee.

(c)                                  “Cause” shall mean with respect to the Optionee, “Cause” as defined in any employment agreement between the Company and the Optionee or the following:

(i)                                     any conviction or plea of guilty or nolo contendere to a felony,

(ii)                                  any willful misconduct, or

(iii)                               any willful breach of any written policy or any confidential or proprietary information, non-compete or non-solicitation covenant for the benefit of the Company or any of its affiliates.

(d)                                 “Change in Control” shall have the same meaning as in the Plan.

(e)                                  “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

(f)                                    “Committee” shall mean a committee of the Board of Directors, as described in Section 2 of the Plan.

(g)                                 “Company” shall mean Panolam Holdings Co. a Delaware corporation, and any successor thereto.

(h)                                 “Consultant” shall mean a person who performs bona fide services for the Company, a Parent or a Subsidiary as a consultant or advisor, excluding Employees and Directors.

(i)                                     “Date of Grant” shall mean the date specified in the Notice, which date shall be the later of (i) the date on which the Board of Directors resolved to grant this option or (ii) the first day of the Optionee’s Service.

(j)                                     “Director” shall mean a member of the Board of Directors who is not an Employee.

(k)                                  “Disability” shall mean that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment as determined by the Board of Directors in its sole discretion.

(l)                                     “Employee” shall mean any individual who is a common-law employee of the Company, a Parent or a Subsidiary.

(m)                               “Exercise Price” shall mean the amount for which one Share may be purchased upon exercise of this option, as specified in the Notice.

(n)                                 “Fair Market Value” shall mean the fair market value of a Share, as determined by the Board of Directors in good faith. Such determination shall be conclusive and binding on all persons.

(o)                                 “Initial Public Offering” shall mean a firm commitment underwritten public offering of Shares or other event the result of which is that Shares are tradable on the New York Stock Exchange, American Stock Exchange, NASDAQ National Market or similar market system.

(p)                                 “Nonstatutory Option” shall mean a stock option not described in Sections 422(b) or 423(b) of the Code.

(q)                                 “Notice” shall have the meaning described in Section 1(a) of this Agreement.

(r)                                    “Optionee” shall mean the person named in the Notice.

(s)                                  “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the execution of this Agreement shall be considered a Parent commencing as of such date.

(t)                                    “Permitted Transfers” shall have the meaning described in Section 11(a) of this Agreement.

(u)                                 “Plan” shall mean the Panolam Holdings Co. 2005 Equity Incentive Plan.

(v)                                 “Purchase Price” shall mean the Exercise Price multiplied by the number of Shares with respect to which this option is being exercised.

(w)                               “Right of First Offer” shall mean the Company’s right of first offer described in Section 7.

(x)                                   “Securities Act” shall mean the Securities Act of 1933, as amended.

(y)                                 “Service” shall mean service as an Employee, Director or Consultant.

(z)                                   “Share” shall mean one share of common stock of the Company, with a par value of $.001 as adjusted in accordance with Section 7 of the Plan (if applicable).

(aa)                            “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the execution of this Agreement shall be considered a Subsidiary commencing as of such date.

(bb)                          “Transferee” shall mean any person to whom the Optionee has directly or indirectly transferred any Share acquired under this Agreement.

EXHIBIT A

SAMPLE NOTICE OF EXERCISE

Panolam Holdings Co.

[Address]

Attn:  Corporate Secretary

To the Corporate Secretary:

I hereby exercise my stock option granted under the Panolam Holdings Co. 2005 Equity Incentive Plan (the “Plan”) and notify you of my desire to purchase the shares that have been offered pursuant to the Plan and related Option Agreement as described below.

I shall pay for the shares by delivery of a check payable to Panolam Holdings Co. (the “Company”) in the amount described below in full payment for such shares plus all amounts required to be withheld by the Company under state federal or local law as a result of such exercise or shall provide such documentation as is satisfactory to the Company demonstrating that I am exempt from any withholding requirement.

This notice of exercise is delivered this            day of                         (month)          (year).

No. Shares to be Acquired	Type of Option	Exercise Price	Total
Nonstatutory
Incentive
Estimated Withholding	Nonstatutory only
Amount Paid

Very truly yours,

Signature of Optionee

Optionee’s Name and Mailing Address

Optionee’s Social Security Number

EXHIBIT B

STOCK POWER

FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto Panolam Holdings Co. (the “Company”),                                 (               ) shares of the common stock, par value $.001 per share, of the Company standing in his/her/their/its name on the books of the Company represented by Certificate No.                        herewith and do(es) hereby irrevocably constitute and appoint                                      his/her/their/its attorney-in-fact, with full power of substitution, to transfer such shares on the books of the Company.

Dated:	Signature:

Print Name and Mailing Address

Instructions:                         Please do not fill in any blanks other than the signature line and printed name and mailing address. Please print your name exactly as you would like your name to appear on the issued stock certificate. The purpose of this assignment is to enable the Company to exercise the Right of First Offer without requiring additional signatures on your part.

EXHIBIT C

RIGHT OF FIRST OFFER NOTICE

[Date]

Panolam Holdings Co.

[insert address and contact information]

Re:                               Right of First Offer

Dear [Contact Person]:

This Right of First Offer Notice is prepared in accordance with the terms of the Panolam Holdings Co. 2005 Equity Incentive Plan (the “Plan”).

1.                                       Offer                     (only items checked below apply)

☐                            I have received a firm offer to purchase (or I intend to transfer) shares of common stock of Panolam Holdings Co. (“Common Stock”) that I acquired upon the exercise of one or more stock options granted pursuant to the Plan in accordance with the terms described below:

No. Shares to Be Sold/Transferred	Price per Share	Form of Payment	Date of Sale

☐                            I intend to offer for sale (or otherwise transfer) shares of Common Stock that I acquired upon the exercise of one or more stock options granted pursuant to the Plan in accordance with the terms described below:

No. Shares to Be Sold/Transferred	Price per Share	Form of Payment	Date of Sale

2.                                       Proposed Transferee

The name, address and contact information of the proposed transferee are as follows:

Name of Proposed Transferee:

Company (if different then above):

Address:

Contact Person:

Contact Phone Number:

3.                                       Representations of Proposed Transferor

a.                                       I certify that the statements made by me in this notice are true and correct as of the date of this notice.

b.                                      To the best of my knowledge, the proposed sale or transfer of my shares of Common Stock as described in this will not violate any applicable federal or state securities laws. If requested by the Company, I will submit a letter to that effect prior to the proposed transfer prepared by an attorney familiar with relevant securities laws, who is reasonably satisfactory to the Company.

c.                                       I acknowledge and agree that any proposed transfer on terms and conditions different from those described in this notice shall again be subject to the Company’s Right of First Offer and shall require a submission of an additional Right of First Offer Notice.

d.                                      I acknowledge and agree that if the Company elects to exercise its Right of First Offer, once it makes available the purchase price for those shares, I shall no longer be considered a stockholder with respect to those shares.

Very truly yours,

[Signature of Proposed Transferor]

Acknowledgment of Proposed Transferee

I have reviewed the terms of this Right of First Offer Notice and agree that I have made a firm offer or intend to accept transfer of shares of Common Stock in accordance with the terms described in this notice.

Proposed Transferee:

By:

2

EXHIBIT D

RIGHT OF FIRST OFFER

EXERCISE NOTICE

[Date]

Re:                               Exercise of Right of First Offer

Dear Proposed Transferee:

The Company wishes to exercise its Right of First Offer under the Panolam Holdings Co. 2005 Equity Incentive Plan (the “Plan”) and buy back from you shares of Common Stock that you acquired upon the exercise of one or more stock options granted pursuant to the Plan. Payment will be made in accordance with the terms contained in your Right of First Offer Notice dated [insert date] [except that payment will be made entirely in cash]. The purchase shall be made on [insert date that is no later than 30 days later than the ROFO Notice Date or, if later, the proposed date of sale in the Notice].

*     *     *

Should you have any additional questions, please contact [insert contact person and contact information].

Very truly yours,